11960 Southwest 144th Street
Miami, Florida 33186
(305) 253-5099
www.noven.com

F O R            I M M E D I A T E            R E L E A S E

NOVEN REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

Reports Third Quarter EPS of $0.20, Adjusted EPS of $0.24

Quarterly Net Revenues Increase 28%,

Quarterly Gross Margin Improves to 30%

Miami, FL, November 6, 2006 — Noven Pharmaceuticals, Inc. (NASDAQ: NOVN) today announced financial results for the three-month and nine-month periods ended September 30, 2006.

“The highlights of the 2006 third quarter included increased demand for our lead products, a 28% increase in net revenues, and improvement in our overall gross margin,” said Robert C. Strauss, Noven’s President, CEO and Chairman. “Vivelle-Dot™, the most prescribed transdermal estrogen therapy in the U.S., had the highest quarterly prescriptions in its history and contributed to another solid quarter at our Novogyne joint venture. Daytrana™, the first and only patch for ADHD, continued to gain acceptance in the ADHD market thanks to the continuing efforts of our partner Shire plc, with prescriptions growing 17% in the most recent month for which data are available. A company-wide program to reduce costs and improve production efficiencies at Noven contributed to an overall gross margin of 30% for the third quarter – a substantial improvement over the 2006 second quarter,” said Strauss. “On the product development front, we recently submitted an Investigational New Drug Application for our developmental amphetamine patch for ADHD. We expect to begin human pharmacokinetic testing for that product by year-end.”

Noven Third Quarter Results
Noven’s net revenues for the quarter ended September 30, 2006 (the “current quarter”) increased to $15.7 million compared to $12.2 million for the quarter ended September 30, 2005 (the “2005 quarter”). This 28% increase reflected $2.0 million in Daytrana™ product sales to Shire, $2.0 million in Daytrana™ license revenues, and higher hormone therapy (“HT”) product sales to Novogyne. Cost of products sold for the current quarter was $9.0 million compared to $15.4 million in the 2005 quarter. Cost of products sold for the 2005 quarter included a $9.5 million charge related to the write-off of fentanyl inventory. Noven’s gross margin for the current quarter was 30%.

Research and development expenses for the current quarter decreased $1.3 million or 34% to $2.5 million compared to the 2005 quarter, primarily as a result of higher expenses in the 2005 quarter associated with development of Daytrana™. Marketing, general and administrative expenses increased $1.8 million or 42% to $6.0 million, primarily reflecting $0.6 million in stock-based compensation expenses that were not required to be recognized in the 2005 quarter and a $0.6 million one-time termination charge related to the current quarter cost reduction program referenced above.

Noven recognized $8.2 million in earnings from Novogyne Pharmaceuticals (a women’s health products company owned jointly by Noven and Novartis Pharmaceuticals Corporation) in the current quarter, slightly higher than the $8.1 million recognized in the 2005 quarter. In the current quarter, Noven reported net income of $5.0 million ($0.20 diluted earnings per share), compared to a net loss of $1.4 million ($0.06 diluted loss per share) in the 2005 quarter. Results for the 2005 quarter reflected a $9.5 million charge related to the write-off of fentanyl inventory.

Noven Adjusted (Non-GAAP) Earnings
In 2006, Noven began recognizing stock-based compensation expenses associated with stock options and other equity compensation in its statements of operations (“Stock-Based Compensation Expenses”). These expenses totaled $0.8 million in the current quarter. Noven’s marketing, general and administrative expenses for the current quarter included the $0.6 million one-time termination charge referenced above (the “Termination Charge”). The 2005 quarter included the $9.5 million charge referenced above associated with the write-off of fentanyl inventory (the “2005 Fentanyl Charge”). Excluding the Stock-Based Compensation Expenses, the Termination Charge, the 2005 Fentanyl Charge and all related tax effects, net income for the current quarter would have been $6.0 million or $0.24 diluted earnings per share, compared to $4.7 million or $0.19 diluted earnings per share in the 2005 quarter. A reconciliation of net income and earnings per share to net income and earnings per share as adjusted to reflect the excluded items is included in an attachment to this press release.

Novogyne Third Quarter Results
Current quarter net revenues at Novogyne were $33.7 million, largely unchanged from the 2005 quarter, reflecting increased sales of Vivelle-Dot™, offset by increased sales and returns allowances. Novogyne’s gross margin for the current quarter increased slightly to 78% due to increased Vivelle-Dot™ sales, which have a higher margin than sales of Novogyne’s other products. Novogyne’s selling, general and administrative expenses increased 7% to $9.4 million, primarily reflecting increased promotional spending in support of Vivelle-Dot™. Novogyne’s net income for the current quarter was $17.0 million compared to $16.8 million for the 2005 quarter.

Noven Balance Sheet
At September 30, 2006, Noven had an aggregate $139.2 million in cash and cash equivalents and short-term investments, compared to $84.9 million at December 31, 2005. The net cash increase for the nine-months ended September 30, 2006 included receipt of a $50.0 million milestone payment following approval of Daytrana™, $17.6 million in distributions from Novogyne, and $8.1 million received in connection with the exercise of stock options, partially offset by $5.1 million in payments of amounts owed to Shire in connection with clinical development of Daytrana™. Noven’s working capital at September 30, 2006 increased to $148.2 million from $91.1 million at December 31, 2005.

Prescription Update
Total prescriptions for Vivelle-Dot™ increased 4% in the current quarter compared to the 2005 quarter, and total prescriptions for Novogyne’s products, taken as a whole, increased 1%. By comparison, the overall U.S. HT market declined 4% over the same period. Total prescriptions for Daytrana™ (launched in June 2006) increased 17% in September 2006 (the most recent month for which data is available) compared to August 2006, while prescriptions for ADHD stimulant therapies as a class were largely unchanged for the same period.

Analyst Conference Call
A conference call with management relating to Noven’s financial results will be broadcast live via the Internet at www.noven.com beginning at 9:00 a.m. Eastern time this morning, November 6th. Thereafter, a rebroadcast of the call will be accessible at the same website for at least two weeks. A taped replay of the conference call will be available from the afternoon of November 6th through November 8th by calling 877-660-6853 (from within the U.S.) or 201-612-7415 (from outside the U.S.) and entering the access code number 286 and ID number 217735. The conference call will contain forward-looking information in addition to that contained in this press release.

Non-GAAP Financial Information
Under accounting principles generally accepted in the U.S. (“GAAP”), “net income” and “diluted earnings per share” include all charges for the periods reported. In addition to results determined in accordance with GAAP, in this press release Noven has provided net income and diluted earnings per share for the current quarter excluding the Stock-Based Compensation Expenses, the Termination Charge and the 2005 Fentanyl Charge. Because the Fentanyl Charge impacted Noven’s reported financial results for the 2005 quarter but not the current quarter and the Stock-Based Compensation Expenses and the Termination Charge impacted Noven’s reported financial results for the current quarter but not the 2005 quarter, Noven believes that comparing Noven’s period-to-period financial results without giving effect to those items may be helpful to investors to permit them to compare Noven’s period-to-period financial results on a more uniform basis. For the same reasons, management uses these non-GAAP financial measures to evaluate Noven’s current performance against its historical performance and to plan our future business activities. These measures should not be considered alternatives to measures computed in accordance with GAAP, nor should they be considered indicators of Noven’s overall financial performance. Adjusted net income and adjusted earnings per share are limited by the fact that companies may not necessarily compute them in the same manner, thereby making these measures less useful than the same measures calculated in accordance with GAAP.

About Noven
Noven Pharmaceuticals, Inc., headquartered in Miami, Florida, is a leading developer of advanced transdermal drug delivery technologies and prescription transdermal products. Noven is committed to expanding the universe of available transdermal therapies for the benefit of patients, partners and shareholders. Noven’s prescription patches are approved in over 30 countries and include Vivelle-Dot™ (the most prescribed estrogen patch in the U.S.) and Daytrana™ (the first and only patch approved for the treatment of ADHD). A range of new patches is being developed by Noven in collaboration with industry partners. See www.noven.com for additional information.

Contact:
Joseph C. Jones
Vice President – Corporate Affairs
(305) 253-1916

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. When used in this press release, the words “expect,” “should,” and similar expressions identify certain of such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the current expectations of Noven and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Noven’s control. By category, these risks and uncertainties include: Daytrana™ - the risk of supply interruptions of methylphenidate, which is necessary for the production of Daytrana™, including uncertainties relating to future DEA awards of methylphenidate procurement quota, which interruptions could negatively affect production, facility utilization and Noven’s gross margin in future periods as well as market acceptance for Daytrana™; the risk that Noven may continue to encounter production inefficiencies or may encounter other issues in the process of manufacturing commercial quantities of Daytrana™, which could adversely affect the success of the product and Noven’s results of operations; the risk that only limited prescription data is presently available for Daytrana™ and such data may not be representative of the future market for the product; ongoing initiatives intended to reduce manufacturing costs and improve Daytrana™ gross margins may not result in further gross margin improvement; risks related to competition (including from other ADHD products marketed or under development by Shire) and market acceptance of Daytrana™ that could adversely affect the commercial success of Daytrana™ and could, among other things, limit Noven’s ability to achieve the additional milestone payments under its agreement with Shire; the possibility that the market for methylphenidate products may be negatively affected by the ongoing public debate in the United States regarding the appropriateness of using methylphenidate and other medications to treat children with ADHD, as well as the outcome of the FDA’s ongoing inquiry into the possible cardiac, psychiatric and other side effects of ADHD medications, and that the FDA’s inquiry could result in “black-box” warnings being added to the labeling for these medications; HT Market - risks associated with increased competition in the HT market; any further impact on Noven’s HT business due to the announcement of additional negative clinical results or otherwise, which could reduce or eliminate any profit contribution by Novogyne to Noven and/or sales of HT products from Noven to Novogyne and Novartis Pharma; the risk that Novogyne may not be able to realize the full value of the marketing rights for Noven’s CombiPatch product; and risks and uncertainties related to the fact that Vivelle-Dot™ comprises a substantial majority of Novogyne’s aggregate total prescriptions; Noven’s Partners - the risk that Noven’s development partners may have different or conflicting priorities than Noven’s, which may adversely impact their ability or willingness to assist in the development and commercialization of Noven’s products or to continue the development programs; the possibility that Noven’s development programs may not proceed on schedule or as expected, which could, among other things, prevent Noven from achieving milestone objectives and/or cause delays or cancellations of programs; the possibility that the FDA’s review of the IND application for our amphetamine patch may delay commencement of human pharmacokinetic testing; and the possibility that Noven’s current development priorities could render Noven unable to advance Noven’s other development projects or increase the cost of advancing those projects. For additional information regarding these and other risks associated with Noven’s business, readers should refer to Noven’s Annual Report on Form 10-K for the year ended December 31, 2005 as well as other reports filed from time to time with the Securities and Exchange Commission.

Noven Pharmaceuticals, Inc.

Statements of Operations Data:
(amounts in thousands, except per share	Three Months Ended		Nine Months Ended
amounts) (unaudited)	September 30,		September 30,

	2006	2005	2006	2005

Revenues:
Product revenues – Novogyne:
Product sales	$5,273	$4,740	$13,990	$14,432
Royalties	1,791	1,790	5,138	4,617

Total product revenues — Novogyne	7,064	6,530	19,128	19,049
Product revenues – third parties	5,761	3,917	15,648	11,888

Total product revenues	12,825	10,447	34,776	30,937
Contract and license revenues:
Contract	44	769	1,112	1,793
License	2,839	1,024	7,559	3,017

Contract and license revenues	2,883	1,793	8,671	4,810
Net revenues	15,708	12,240	43,447	35,747
Expenses:
Cost of products sold – Novogyne	3,702	3,521	10,304	9,219
Cost of products sold – third parties	5,339	11,895	16,764	17,307

Total cost of products sold[1]	9,041	15,416	27,068	26,526
Research and development	2,527	3,826	8,899	9,752
Marketing, general and administrative	6,010	4,237	16,386	12,481

Total expenses	17,578	23,479	52,353	48,759

Loss from operations	(1,870)	(11,239)	(8,906)	(13,012)
Equity in earnings of Novogyne	8,234	8,081	19,323	17,094
Interest income, net	1,168	512	2,890	1,608

Income before income taxes	7,532	(2,646)	13,307	5,690
Provision for income taxes	2,501	(1,224)	4,439	1,780

Net income	$5,031	$(1,422)	$8,868	$3,910

Basic earnings per share	$0.21	$(0.06)	$0.37	$0.17

Diluted earnings per share	$0.20	$(0.06)	$0.37	$0.16

Weighted average number of common shares outstanding:
Basic	23,954	23,586	23,768	23,554

Diluted	24,574	23,586	24,142	24,021

	As Of
Balance Sheet Data:
(amounts in thousands) (unaudited)	September 30, 2006	December 31, 2005

Cash and cash equivalents	$8,676	$66,964
Short-term investments	130,510	17,900
Investment in Novogyne	22,710	23,243
Total assets	244,823	185,910
Deferred license revenues	67,110	23,655
Stockholders’ equity	162,328	140,621

(1) Cost of products sold has been revised in all periods to include certain amounts that were previously included in research and development expenses.

Noven Pharmaceuticals, Inc.
Reconciliation of Non-GAAP Measures to GAAP

Statements of Operations Data:		Three Months Ended			Three Months Ended
(amounts in thousands, except per share amounts) (unaudited)		September 30, 2006			September 30, 2005

	Non-			Non-
	GAAP[1]	Adjustments[1]	GAAP[3]	GAAP[2]	Adjustments[2]	GAAP[3]

Net revenues	$15,708		$15,708	$12,240		$12,240
Expenses:
Cost of products sold[4]	8,971	70	9,041	5,941	9,475	15,416
Research and development	2,461	66	2,527	3,826		3,826
Marketing, general and administrative	4,725	1,285	6,010	4,237		4,237

Total expenses	16,157	1,421	17,578	14,004	9,475	23,479

Loss from operations	(449)	(1,421)	(1,870)	(1,764)	(9,475)	(11,239)
Equity in earnings of Novogyne	8,234		8,234	8,081		8,081
Interest income, net	1,168		1,168	512		512

Income before income taxes	8,953	(1,421)	7,532	6,829	(9,475)	(2,646)
Provision for income taxes	2,954	(453)	2,501	2,152	(3,376)	(1,224)

Net income	$5,999	$(968)	$5,031	$4,677	$(6,099)	$(1,422)

Basic earnings per share	$0.25	$(0.04)	$0.21	$0.20	$(0.26)	$(0.06)

Diluted earnings per share	$0.24	$(0.04)	$0.20	$0.19	$(0.25)	$(0.06)

Weighted average number of common shares outstanding:
Basic	23,954		23,954	23,586		23,586

Diluted[5]	24,838	(264)	24,574	24,028	(442)	23,586

(1)	Non-GAAP amounts for the three months ended September 30, 2006 exclude equity compensation adjustments associated with the adoption of FAS 123R — Share Based Payments and a $0.6 million one-time termination charge related to Noven’s cost reduction program undertaken in the current quarter, net of income taxes.

(2)	Non-GAAP amounts for the three months ended September 30, 2005 exclude adjustments associated with the write-off of existing inventories related to Noven’s developmental fentanyl patch, net of income taxes.

(3)	Reflects operating results in accordance with accounting principles generally accepted in the United States (GAAP).

(4)	Cost of products sold has been revised in all periods to include certain amounts that were previously included in research and development expenses.

(5)	Diluted weighted average number of shares outstanding for the three months ended September 30, 2006 on a non-GAAP basis have been adjusted to include shares that were excluded from the GAAP calculation as a result of the adoption of FAS 123R. Diluted weighted average number of shares outstanding for the three months ended September 30, 2005 on a non-GAAP basis have been adjusted to include shares that were excluded from the GAAP calculation since such shares were antidilutive on a GAAP basis.

Noven Pharmaceuticals, Inc.
Reconciliation of Non-GAAP Measures to GAAP

Statements of Operations Data:		Nine Months Ended			Nine Months Ended
(amounts in thousands, except per share amounts) (unaudited)		September 30, 2006			September 30, 2005

	Non-			Non-
	GAAP[1]	Adjustments[1]	GAAP[3]	GAAP[2]	Adjustments[2]	GAAP[3]

Net revenues	$43,447		$43,447	$35,747		$35,747
Expenses:
Cost of products sold[4]	26,835	233	27,068	17,051	9,475	26,526
Research and development	8,609	290	8,899	9,752		9,752
Marketing, general and Administrative	13,959	2,427	16,386	12,481		12,481

Total expenses	49,403	2,950	52,353	39,284	9,475	48,759

Loss from operations	(5,956)	(2,950)	(8,906)	(3,537)	(9,475)	(13,012)
Equity in earnings of Novogyne	19,323		19,323	17,094		17,094
Interest income, net	2,890		2,890	1,608		1,608

Income before income taxes	16,257	(2,950)	13,307	15,165	(9,475)	5,690
Provision for income taxes	5,288	(849)	4,439	5,156	(3,376)	1,780

Net income	$10,969	$(2,101)	$8,868	$10,009	$(6,099)	$3,910

Basic earnings per share	$0.46	$(0.09)	$0.37	$0.42	$(0.25)	$0.17

Diluted earnings per share	$0.45	$(0.08)	$0.37	$0.42	$(0.26)	$0.16

Weighted average number of common shares outstanding:
Basic	23,768		23,768	23,554		23,554

Diluted[5]	24,424	(282)	24,142	24,021		24,021

(1)	Non-GAAP amounts for the nine months ended September 30, 2006 exclude equity compensation adjustments associated with the adoption of FAS 123R — Share Based Payments and a $0.6 million one-time termination charge related to Noven’s cost reduction program undertaken in the current quarter, net of income taxes.

(2)	Non-GAAP amounts for the nine months ended September 30, 2006 exclude adjustments associated with the write-off of existing inventories related to Noven’s developmental fentanyl patch, net of income taxes. Noven’s non-GAAP effective tax rate for the nine months ended September 30, 2005 was approximately 34% as compared to its GAAP effective tax rate of 31%.

(3)	Reflects operating results in accordance with accounting principles generally accepted in the United States (GAAP).

(4)	Cost of products sold has been revised in all periods to include certain amounts that were previously included in research and development expenses.

(5)	Diluted weighted average number of shares outstanding for the nine months ended September 30, 2006 on a non-GAAP basis have been adjusted to include shares that were excluded from the GAAP calculation as a result of the adoption of FAS 123R.